Exhibit 99.1
4300 Wildwood Parkway
Atlanta, GA 30339
1-888-502-BLUE
www.BlueLinxCo.com

Doug Goforth, CFO & Treasurer	Investor Relations:
BlueLinx Holdings Inc.	Russ Zukowski, Vice President Finance
(770) 953-7505	(770) 953-7620
FOR IMMEDIATE RELEASE
BLUELINX ANNOUNCES SECOND-QUARTER RESULTS
— Net Income of $0.6 Million on 49% Revenue Decline —
— Generated $8.4 Million in Cash from Operations in Quarter —
ATLANTA — August 6, 2009 — BlueLinx Holdings Inc. (NYSE:BXC), a leading distributor of building products in North America, today reported financial results for the second quarter ended July 4, 2009.
The Company generated net income of $0.6 million, or $0.02 per diluted share for the second quarter of 2009, compared with net income of $6.6 million, or $0.20 per diluted share, in the year-ago period. Revenues decreased 49% to $424 million from $835 million for the same period a year ago. Overall unit volume fell 45%. The sales decline was mainly due to lower unit volumes in both structural and specialty products driven predominately by a 46% decline in housing starts relative to year-ago levels and lower average structural product prices.
Gross profit for the second quarter totaled $48.3 million, down 55% from $107.4 million in the prior-year period, reflecting lower unit volume associated with the decline in housing starts and lower underlying product prices. Gross margins of 11.4% declined from the 12.9% margins generated in the year earlier period, which benefited by approximately 130 basis points from a sharp increase in structural metal prices during the second quarter of 2008. Total operating expenses decreased $48.6 million, or 56% from the same period a year ago, reflecting the Company’s continuing efforts to reduce its cost structure as well as the $17.4 million net gain related to the early cancellation of the Master Supply Agreement with Georgia-Pacific (“G-P”) and a gain of $4.2 million on the sale of certain surplus properties. Reported operating income for the quarter was $10.6 million, compared with operating income of $21.1 million a year ago.
“While we continue to operate in a weak demand environment, I am encouraged by signs indicating our industry may be stabilizing” said BlueLinx President and CEO George Judd. “During the quarter we generated $8.4 million in cash from operations, and we ended the quarter with $184 million in excess availability. We have managed our business to be well-positioned to take full advantage of the rebound in construction activity. We are determined to grow our business at a faster rate than the overall rebound as it occurs.”
For the six months ended July 4, 2009, net loss totaled $60.0 million, or $1.93 per diluted share, on revenues of $831 million, compared with a net loss of $4.0 million, or $0.13 per diluted share, on revenues of $1.55 billion a year ago. The decline in income and revenue was largely due to the 48% decline in housing construction activity relative to the prior period, as well as various charges taken during the six month period including a tax valuation allowance adjustment of $40.2 million, facility consolidation and severance related costs, and interest charges associated with our ineffective interest rate swap. These charges are quantified below.
Gross profit for the six months ended July 4, 2009 totaled $92.6 million and gross margin was 11.1%, compared with $185.2 million and 11.9%, respectively, a year earlier. Operating expenses declined to $100.4 million from $171.9 million a year ago.

BlueLinx 2Q ’09 Press Release

The Company’s operating results for the second quarter of 2009 and the year-to-date period, adjusted for selected items, are shown in the following table (see accompanying financial schedules for full financial details and reconciliations of non-GAAP financial measures to their GAAP equivalents):

	Quarter	Six Months
in millions, except per share amounts	Ended	Ended
(unaudited)	July 4, 2009	July 4, 2009
Pretax income (loss)	$0.7	$(32.0)
Gain on early cancellation of Master Supply Agreement with G-P	(17.4)	(17.4)
Gain on sale of certain surplus properties	(4.2)	(4.2)
Charges associated with ineffective interest rate swap	1.1	5.9
Facility consolidations & severance related costs	1.0	2.2
Write-off of debt issue costs	—	1.4

Adjusted pretax loss	(18.8)	(44.1)
Adjusted benefit from income taxes	(7.9)	(17.3)

Adjusted net loss	$(10.9)	$(26.8)

Diluted weighted average shares	32.7	31.1

Adjusted diluted net loss per share applicable to common shares	$(0.33)	$(0.86)

The above table reflects the following events which occurred during the second quarter and the year-to-date period: (i) the Company reached an agreement with G-P to cancel our Master Supply Agreement one year prior to the original expiration date, with G-P agreeing to make four quarterly payments to BlueLinx starting May 1, 2009; (ii) the Company sold certain excess property during the second quarter; (iii) the Company reduced its borrowings during the second quarter under its revolving credit facility by $15 million resulting in a non-cash interest charge related to its ineffective interest rate swap. In the year-to-date period, the Company reduced its borrowings under its revolving credit facility by $75 million resulting in a non-cash interest charge; (iv) the Company recorded other restructuring costs related to facility consolidations and severance expense; and (v) the Company wrote-off a portion of its debt issuance costs related to the Company’s decision to lower its revolving credit facility from $800 million to $500 million which resulted in a non-cash charge. The tax provision reflected in the table is based on the Company’s effective tax rate excluding the valuation allowance recorded against its deferred tax asset.
Subsequent Items
On July 15, 2009, the Company used cash on hand to further reduce its borrowings under its revolving credit facility by $25 million, which is expected to result in a third quarter non-cash interest charge of approximately $1.9 million related to its ineffective interest rate swap.
Conference Call
BlueLinx will host a conference call today at 10:00 a.m. Eastern Time, accompanied by a supporting slide presentation. Investors can listen to the conference call and view the accompanying slide presentation by going to the BlueLinx web site, www.BlueLinxCo.com, and selecting the conference link on the Investor Relations page. Investors will be able to access an archived recording of the conference call for one week by calling 706-645-9291, Conference ID# 22326005. The recording will be available two hours after the conference call has concluded. Investors also can access a recording of this call on the BlueLinx web site, where a replay of the webcast will be available for 90 days.

BlueLinx 2Q ’09 Press Release

Use of Non-GAAP Measures
BlueLinx reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The Company also believes that presentation of certain non-GAAP measures, i.e., results excluding certain charges or other nonrecurring events, when appropriate, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, without the impact of significant special items, and thereby enhances the user’s overall understanding of the Company’s current financial performance relative to past performance and provides a better baseline for modeling future earnings expectations. Any non-GAAP measures used herein are reconciled in the financial tables accompanying this news release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results.
About BlueLinx Holdings Inc.
Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing approximately 2,000 people, BlueLinx offers greater than 10,000 products from over 750 suppliers to service approximately 11,500 customers nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 70 warehouses. BlueLinx is traded on the New York Stock Exchange under the symbol BXC. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.
Forward-looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our outlook on the housing industry. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products that we distribute, especially as a result of conditions in the residential housing market; general economic and business conditions in the United States; the activities of competitors; changes in significant operating expenses; changes in the availability of capital including the availability of residential mortgages; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; adverse weather patterns or conditions; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009 and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
- Tables to Follow -

BlueLinx 2Q ’09 Press Release

BlueLinx Holdings Inc.
Statements of Operations
    in thousands, except per share data

	Quarters Ended		Six Months Ended
	July 4,	June 28,	July 4,	June 28,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$423,526	$834,669	$830,637	$1,551,429
Cost of sales	375,226	727,234	738,061	1,366,191

Gross profit	48,300	107,435	92,576	185,238

Operating expenses:
Selling, general, and administrative	50,852	81,227	108,517	161,862
Net gain from terminating the Georgia-Pacific supply agreement	(17,351)	—	(17,351)	—
Depreciation and amortization	4,241	5,103	9,271	10,071

Total operating expenses	37,742	86,330	100,437	171,933

Operating income (loss)	10,558	21,105	(7,861)	13,305
Non-operating expenses:
Interest expense	8,506	9,385	16,623	18,739
Charges associated with ineffective interest rate swap	1,078	—	5,910	—
Write-off of debt issue costs	—	—	1,407	—
Other expense, net	315	190	158	320

Income (loss) before provision for (benefit from) income taxes	659	11,530	(31,959)	(5,754)
Provision for (benefit from) income taxes	31	4,931	28,066	(1,762)

Net income (loss)	$628	$6,599	$(60,025)	$(3,992)

Basic weighted average number of common shares outstanding (1)	32,566	32,409	31,054	31,003

Basic net income (loss) per share applicable to common shares (1)	$0.02	$0.20	$(1.93)	$(0.13)

Diluted weighted average number of common shares outstanding (1)	32,664	32,498	31,054	31,003

Diluted net income (loss) per share applicable to common shares (1)	$0.02	$0.20	$(1.93)	$(0.13)

(1)	In accordance with FSP EITF 03-6-1 we reduced our previously disclosed EPS for the quarter ended 2008 from $0.21 to $0.20, as a result of the inclusion of certain participating securities in our basic and dilutive weighted average shares outstanding.

BlueLinx 2Q ’09 Press Release

BlueLinx Holdings Inc.
Balance Sheets
    in thousands

	July 4,	January 3,
	2009	2009
	(unaudited)

Assets:
Current assets:
Cash and cash equivalents	$53,011	$150,353
Receivables, net	160,785	130,653
Inventories, net	162,579	189,482
Deferred income tax assets	578	11,868
Other current assets	48,387	37,351

Total current assets	425,340	519,707

Property, plant, and equipment:
Land and improvements	52,961	53,426
Buildings	96,784	96,159
Machinery and equipment	70,187	70,491
Construction in progress	1,015	2,035

Property, plant, and equipment, at cost	220,947	222,111
Accumulated depreciation	(76,776)	(69,336)

Property, plant, and equipment, net	144,171	152,775
Non-current deferred income tax assets	—	17,468
Other non-current assets	41,222	42,457

Total assets	$610,733	$732,407

Liabilities:
Current liabilities:
Accounts payable	$104,998	$78,367
Bank overdrafts	14,387	24,715
Accrued compensation	5,466	11,552
Current maturities of long-term debt	25,000	60,000
Other current liabilities	25,882	24,546

Total current liabilities	175,733	199,180

Noncurrent liabilities:
Long-term debt	341,669	384,870
Non-current deferred income tax liabilities	578	—
Other non-current liabilities	44,049	45,505

Total liabilities	562,029	629,555

Shareholders’ Equity:
Common stock	323	323
Additional paid in capital	143,956	144,148
Accumulated other comprehensive loss	(10,851)	(16,920)
Accumulated deficit	(84,724)	(24,699)

Total shareholders’ equity	48,704	102,852

Total liabilities and shareholders’ equity	$610,733	$732,407

BlueLinx 2Q ’09 Press Release

BlueLinx Holdings Inc.
Statements of Cash Flows
    in thousands

	Six Months Ended
	July 4,	June 28,
	2009	2008
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net loss	$(60,025)	$(3,992)
Adjustments to reconcile net loss to cash (used in) provided by operations:
Depreciation and amortization	9,270	10,071
Amortization of debt issue costs	1,229	1,215
Net gain from terminating the Georgia-Pacific supply agreement	(17,351)	—
Payment (first installment) from terminating the Georgia-Pacific supply agreement	4,706	—
Gain from sale of properties	(4,237)	—
Prepayment fees associated with sale of facility	616	—
Charges associated with ineffective interest rate swap	5,910	—
Write-off of debt issue costs	1,407	—
Deferred income tax provision (benefit)	27,228	(2,931)
Share-based compensation expense	1,431	1,119
Excess tax benefits from share-based compensation arrangements	—	(76)
Changes in assets and liabilities:
Receivables	(30,132)	(31,905)
Inventories	26,903	20,519
Accounts payable	26,631	11,883
Changes in other working capital	(3,629)	22,283
Other	(2,796)	2,589

Net cash (used in) provided by operating activities	(12,839)	30,775

Cash flows from investing activities:
Property, plant, and equipment investments	(688)	(1,502)
Proceeds from disposition of assets	6,995	827

Net cash provided by (used in) investing activities	6,307	(675)

Cash flows from financing activities:
Repurchase of common stock	(1,624)	—
Proceeds from stock options exercised	—	434
Excess tax benefits from share-based compensation arrangements	—	76
Net decrease in revolving credit facility	(75,000)	(17,487)
Payment of principal on mortgage	(3,201)	—
Prepayment fees associated with sale of facility	(616)	—
Decrease in bank overdrafts	(10,328)	903
Other	(41)	6

Net cash used in financing activities	(90,810)	(16,068)

(Decrease) increase in cash	(97,342)	14,032
Balance, beginning of period	150,353	15,759

Balance, end of period	$53,011	$29,791

BlueLinx 2Q ’09 Press Release

BlueLinx Holdings Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Loss
    in thousands

	Quarter Ended	Six Months Ended
	July 4,	July 4,
GAAP Reconciliation	2009	2009
	(unaudited)	(unaudited)

GAAP net income (loss)	$628	$(60,025)
Gain on early cancellation of Master Supply Agreement with G-P	(17,351)	(17,351)
Gain from sale of certain surplus properties	(4,238)	(4,238)
Facility consolidations & severance related costs	1,074	2,153
Charges associated with ineffective interest rate swap	1,078	5,910
Write-off of debt issue costs	—	1,407
Tax effect of selected charges	7,919	5,094
Valuation allowance	—	40,200

Adjusted net loss	$(10,890)	$(26,850)

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